                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF CHOATE, HALL & STEWART]


                                                                    May 28, 1999

Sierra Pacific Resources
P.O. Box 30150
6100 Neil Road
Reno, Nevada 89520

Ladies and Gentlemen:

    This opinion is delivered in connection with a registration statement on Form S-3 (the "Registration Statement") of Sierra Pacific Resources (the "Company") relating to the proposed issuance and sale from time to time, pursuant to the Company's Common Stock Investment Plan (the "Plan"), of up to 5,000,000 additional shares of Common Stock, $1.00 par value (the "Additional Common Stock").

    In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.


    Based upon the foregoing, we are of the opinion that the Additional Common Stock to be sold by the Company under the Plan, as amended in the form set forth in the Registration Statement, when issued and sold against payment therefor in accordance with the provisions of the Plan, will be legally issued, fully paid and non-assessable.


    Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion of Messrs. Woodburn and Wedge, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement regarding such firm.

    We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement, and to the filing and use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                           /s/ CHOATE, HALL & STEWART

                                          --------------------------------------

                                          CHOATE, HALL & STEWART